UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WPP plc

(Exact name of registrant as specified in its charter)

Jersey	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

27 Farm Street London, United Kingdom W1J 5RJ	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares of 10p each American Depositary Shares, each representing five Ordinary Shares	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates (if applicable):

Not Applicable.

Securities to be registered pursuant to Section 12(g) of the Act:

None.

EXPLANATORY NOTE

WPP plc (the “Registrant”) is filing this Form 8-A in connection with the transfer of the listing of its American Depositary Shares, each representing five Ordinary Shares of 10p each (the “ADSs”), from The NASDAQ Stock Market to the New York Stock Exchange, effective as of the close of trading on Monday, November 27, 2017.

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby incorporates by reference the description relating to the Ordinary Shares of 10p each to be registered hereunder set forth in Item 10, entitled “Additional Information”, of the Registrant’s Annual Report on Form 20-F (File No. 0-16350), as originally filed with the U.S. Securities and Exchange Commission on April 28, 2017. The Registrant hereby incorporates by reference the description relating to the ADSs to be registered hereunder set forth in the section entitled “Description of WPP American Depositary Shares” in Exhibit 2 to the Registrant’s Report on Form 6-K (File No. 0-16350), as originally filed with the U.S. Securities and Exchange Commission on January 2, 2013.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 21, 2017	WPP PLC

	By:	/s/ Paul W.G. Richardson
Name: Paul W.G. Richardson Title: Group Finance Director